SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2006

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On February 8, 2006, Intersil Corporation issued a press release announcing the election of Greg Lang to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this report.

Greg Lang is the president, CEO, and a director of Integrated Device Technology, Inc. (IDT). He joined IDT as president in October 2001, and has served as president and CEO since January 2003. Prior to joining IDT, Mr. Lang spent 15 years with Intel, where he served in various senior management positions including, most recently, as the vice president and general manager of Intel’s Platform Networking Group. During his tenure, Mr. Lang led Intel’s efforts in the Ethernet market to become the leading worldwide supplier of Fast Ethernet and Gigabit Ethernet connections for servers, desktops and notebook computers. He also played an instrumental role in forming six new business units within the company. Mr. Lang holds a bachelor’s and master’s degree in business administration from the University of Michigan and Washington State University, respectively.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated February 8, 2006 announcing election of Greg Lang to Intersil Corporation’s Board of Directors on February 8, 2006.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: February 8, 2006	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release issued by Intersil Corporation on February 8, 2006.